EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-37108, 333-59134, 333-101291, 333-102306, 333-121342, 333-121343, 333-121344, 333-139380, 333-139382, 333-139383, 333-139384 and 333-148024 on Form S-8 and Registration Statement Nos. 333-147180, 333-147180-01, 333-147180-02, 333-147180-03, 333-147180-04 and 333-147180-05 on Form S-3 of MetLife, Inc., of our report dated June 19, 2009, appearing in this Annual Report on Form 11-K of the New England Life Insurance Company 401(k) Savings Plan and Trust for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Tampa, Florida
June 24, 2009